--------------------                                         ------------------
CUSIP No. 55306N 104                 13G                     Page 11 of Page 11
--------------------                                         ------------------


                                                                    EXHIBIT 99.1

                                    AGREEMENT



         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G needs be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of MKS Instruments, Inc.

         EXECUTED as a sealed instrument this 10th day of February, 2000.


                                                     /s/ John R. Bertucci
                                                     ---------------------------
                                                     John R. Bertucci


                                                     /s/ Claire R. Bertucci
                                                     ---------------------------
                                                     Claire R. Bertucci


                                                     /s/ Richard S. Chute
                                                     ---------------------------
                                                     Richard S. Chute


                                                     /s/ Thomas H. Belknap
                                                     ---------------------------
                                                     Thomas H. Belknap